EXHIBIT 11
PEOPLES BANCORP INC.


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

Computation of Earnings Per Share



                             Three Months ended September 30, 1994        Nine Months ended September 30, 1994
                             1994        1993<F1>      1993<F1>             1994      1993<F1>     1993<F1>
                                         Before        After                          Before       After
                                         Cumulative    Cumulative                     Cumulative   Cumulative
                                         Effect of     Effect of                      Effect of    Effect of
                                         Accounting    Accounting                     Accounting   Accounting
                                         Changes       Changes                        Changes      Changes

FULLY DILUTED EARNINGS PER SHARE

Earnings
Net income                   $1,472,000  $1,417,000   $1,417,000           $4,090,000 $4,055,000   $3,741,000
Add: Effect of not having
  Convertible Subordinated
  Debenture outstanding
  net of tax effect          0           0            0                    0          21,000       21,000

                             $1,472,000   $1,417,000  $1,417,000           $4,090,000 $4,076,000   $3,762,000

Common Shares Outstanding
Weighted average Common
  Shares Outstanding         2,898,402    2,926,324   2,926,324            2,900,003  2,865,012    2,865,012

Add: Shares issued assuming
  conversion of Convertible
  Debentures at beginning
  of period                  0            0            0                   0          58,082       58,082

Add: Adjustment for outstanding
  stock options              10,778                                        10,764

                             2,909,180    2,926,324    2,926,324           2,910,767  2,923,094    2,923,094

Fully Diluted
  Earnings Per Share         $0.51        $0.48        $0.48               $1.41      $1.39        $1.28



<F1> Please note:  Previous periods weighted average shares outstanding have been adjusted due to 2 for 1 stock split issued April 15, 1993.


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